Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
QNB Corp.
Quakertown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-164103 and Form S-8 Nos. 333-91201, 333-125998, and 333-135408 of QNB Corp. of our report dated March 30, 2011, relating to the consolidated financial statements which appears in this Annual Report on  Form 10-K.

/s/ ParenteBeard LLC
ParenteBeard LLC
Allentown, Pennsylvania
March 30, 2011